SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                            February 8, 2006

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                                   (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                           Results of Operations and Financial Condition

Attached and being furnished as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated February 8, 2006, reporting Dendrite’s financial results for the fourth quarter and full fiscal year of 2005.

The discussion of Dendrite’s three and twelve month results include, and where indicated exclude, the impact on revenues of foreign currency fluctuations and the impact on operating results of items related to the amortization of acquisition-related intangibles and the first quarter 2005 charge as discussed in the attached press release.  These adjustments are detailed in and reconciled to generally accepted accounting principles (GAAP) as part of the press release.

Dendrite believes that reflecting the impact of these items provides investors with insight into Dendrite’s operating performance both before and after the impact of those items.  Management also internally uses these adjusted amounts to evaluate its operating performance on a period-over-period comparative basis.  Management uses various methods to evaluate its operations and does not depend on any one model.

The manner in which the Company provides adjusted amounts may be different from that of other companies.  All non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

99.1                                                Press Release of Dendrite International, Inc., dated February 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: February 8, 2006	By:	JEFFREY J. BAIRSTOW
	Name:	Jeffrey J. Bairstow
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated February 8, 2006.